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                                                                   Exhibit 10.28

                                                        CONFIDENTIAL INFORMATION


                 CONTENT DEVELOPMENT AND DISTRIBUTION AGREEMENT

THIS AGREEMENT is entered into as of June 15, 1999, by and between HealthGate Data Corp., a Delaware corporation ("HealthGate"), having an address at 25 Corporate Drive, Suite 310, Burlington, Massachusetts 01803 and the Massachusetts Medical Society, a Massachusetts corporation (the "Society"), having an address at 1440 Main Street, Waltham, Massachusetts 02154.

WHEREAS, the Society is the owner and publisher of The New England Journal of Medicine ("NEJM");

WHEREAS, HealthGate, among other business activities, distributes health and biomedical content through the Internet;

WHEREAS, HealthGate desires to engage the Society to assist in the development of a version of NEJM written for the consumer reader;

NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by all parties, the parties hereby agree as follows:

1. CONTENT. The Society shall develop and deliver all Content to HealthGate, in a mutually agreed upon electronic format, for posting on the World Wide Web Sites owned or operated by HealthGate (the "Sites"). As set forth in
     Section 11 below, the Society retains all ownership and copyright of the Content. HealthGate shall not make any changes to the Content without the prior written consent of the Society. The Sites shall include copyright notices and other notices of right title and interest to the Content. Both parties agree, within 15 working days after executing this Agreement, to develop a detailed specification describing the Content, which shall be attached to this Agreement as Schedule A. Generally, the Content shall be described as follows:

     (a) The Content is a companion consumer version of NEJM which summarizes the findings, reports, information, etc. presented in each original article published in NEJM;

     (b) The Content shall include an article for every original article appearing in the weekly printed version of NEJM;

     (c) The Content will be updated weekly, corresponding to the normal print publication schedule of NEJM;

     (d) Each update to the Content shall be delivered to HealthGate no later than 10 workings days prior to the publication date for the corresponding print issue;


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                                                        CONFIDENTIAL INFORMATION

     (e) The Society shall make reasonable efforts to deliver to HealthGate the first issue of the Content 120 days after execution of this Agreement;

     (f) Each article shall average approximately 1,000 to 1,500 words in length and be written on a reading level appropriate for the non-healthcare professional reader. The parties shall mutually agree upon the applicable reading level;

     (g) Each article shall also include the following information corresponding to the original article: (i) detailed bibliographic information; (ii) author contact information; (iii) bulleted points covering the major issue of the article; (iv) a companion title, written for the consumer, interpreting the corresponding original article title; (v) a link to the full-text of the original article on the NEJM site, located at www.nejm.org;

     (h) Subject to the Society obtaining necessary ownership rights, each weekly update of the Content shall contain the editorials and letters to the editor as appearing in the corresponding print issue;

     (i) Subject to the Society obtaining necessary ownership rights, HealthGate shall have the right to reproduce and include in the Content the images, graphics, photographs, etc. corresponding to articles originally published in NEJM. All such images shall be delivered to HealthGate as part of the weekly update schedule. HealthGate shall have the right to use said images, with the prior approval of the Society, in the promotion of the Content;

     (j) Subject to mutual agreement of the parties, HealthGate will enhance the Content with applicable hypertext links to other sites, including the NEJM site. HealthGate will establish links, with the assistance of the Society, from portions of the Content to the corresponding original articles found on the NEJM site. HealthGate shall manage such links to the NEJM site. Any revenue associated with said links shall be shared according to Section 6 (e).

     (k) A table of contents for the corresponding print issue will be included with each weekly update to the Content.

     (l) Weekly updates to the Content shall be released at 5:00 p.m. Eastern Time on the Wednesday before the date of publication. HealthGate shall not make the updates to the Content available to the public or any third party prior to this time.


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     (m)  HealthGate shall design a template for the display of the Content which shall be subject to review and approval by the Society. The display of the Content shall not vary from the template approved by the Society, except as may be mutually agreed upon by the parties from time to time.

     (n) The title (the "Title") used to identify the Content shall be subject to mutual agreement of the parties and the Title and all proprietary rights and goodwill related thereto, shall be the exclusive property of the Society.

     (o) HealthGate shall not make any changes to the Content without the written approval of the Society.

2. SOFTWARE AND HARDWARE. HealthGate shall be responsible for all Software and Hardware necessary to design, develop, and mount the Content on its servers and host the Content on its Sites.

3. ACTIVITY REPORTS. During the time that HealthGate hosts and distributes the Content, HealthGate shall provide to the Society activity reports detailing access and usage of the Content. HealthGate shall provide the Society with activity reports concerning access to the Site within 30 days of the end of any month.

4. ADVERTISING. HealthGate shall have the right to place advertising and sponsorship on the Content. Policies regarding advertising and sponsorship shall be subject to mutual agreement between the parties.

5.   MARKETING AND PROMOTION.

     (a) The Society agrees to provide free "space available" advertising in NEJM, no less than two times per year, to promote the Content. HealthGate shall assume all costs associated with the production of any advertisement used to promote the Content on this space available basis. Specifications for these advertisements shall be provided by the Society.

     (b) The Society agrees to mention the Content and its availability through the Sites, including a specific Web site address that shall be provided by HealthGate, in each print issue of NEJM. The Society shall have the rights to use HealthGate's trade names, trademarks and service marks in said promotion.

     (c) The Society may, at its discretion, promote the Content in its marketing material, provided that the HealthGate trade name and a HealthGate Web site to be designated by HealthGate is used in conjunction with said promotion.


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     (d)  HealthGate shall promote the availability of and access to the Content using a variety of methods, which shall include, but not be limited to, e-mail, advertising, and linking. Such promotional efforts shall be subject to Section 16 (a)

6.   FEES.

     (a) PRODUCTION, DEVELOPMENT, AND LICENSING. HealthGate shall remit to the Society $500,000 annually to cover all costs associated with the production, development, and licensing of the Content. In the first year of this Agreement, HealthGate shall remit to the Society the annual fees in the following manner: $100,000 upon signing on this Agreement, $200,000 upon release of the first issue of the Content, $100,000 180 days after the delivery of the first issue, and $100,000 270 days after the delivery of the first issue. In subsequent years, HealthGate shall make four equal payments of $125,000 payable 90 days apart, with the first payment due on anniversary of the release of the first issue.

     (b) ADVERTISING. HealthGate shall remit to the Society a percentage of any revenue generated by HealthGate for the sale of advertising and/or sponsorship revenue placed on the Content, as defined in Schedule B.

     (c) PRINT PRODUCTS. During the term of this Agreement and for a period of 5 years following expiration or termination of this Agreement for any reason, any revenue from print products derived from the Content produced during the term of this Agreement shall be shared equally between the two parties, after expenses.

     (d) SALES TO OTHER WEB SITES. HealthGate shall remit to the Society a percentage of any revenue generated by HealthGate for the licensing of the Content or portions thereof to other Web sites or other parties (in accordance with Section 7 (a)), as defined in Schedule B.

     (e) SALES ATTRIBUTED TO LINKS TO NEJM. HealthGate shall remit to the Society a percentage of any revenue attributed to a link from the Content to the corresponding original article at the NEJM site (in accordance with Section 1 (j)), as defined in Schedule B.

     (f)  ACTIVITY REPORTS. All payments and fees described in Section 6 (b),
          (d), and (e) shall be based upon the activity reports referred to
          Section 3. Any payments shall be made to the Society within 30 days after submission of Activity Reports.


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     (g)  OTHER FEES. There are no other fees contemplated by the parties in association with this Agreement.


7.   EXCLUSIVITY.

     (a) HealthGate shall have exclusive rights to distribute the Content through its own Web sites or through sites owned or operated by HealthGate during the term of this Agreement. HealthGate may distribute the Content to other Web sites, not owned or operated by HealthGate, with the prior written approval of the Society, whose approval shall not be unreasonably withheld.

     (b) Notwithstanding the foregoing, the Society shall, six months after the delivery of the first issue of the Content, have the right to post the Content on one or more of the Society's web sites. This exception shall be granted provided that each article displayed at the NEJM Web site (i) includes a message that the Content was developed jointly by the Society and HealthGate; (ii) is provided in the same manner in which it is made available on the HealthGate site, including, but not limited to, user registration, release date, advertising sold by HealthGate (provided that such advertising complies with the Society's advertising policies for the web site) and served from the HealthGate server, and any value added services provided by HealthGate, such as links to the MEDLINE database or to other sites or services; (iii) includes a link to the Content hosted by HealthGate; and (iv) is posted on the same schedule as the Content is posted by HealthGate. This exception to Section 7 (a) shall not waive either party's rights as outlined elsewhere in this Agreement.

8. INITIAL TERM. The Initial Term of this Agreement shall commence upon delivery of the Content to HealthGate and, unless terminated earlier as set forth herein, shall continue for a period of two (2) years after such date (the "Initial Term").

9. RENEWAL. After the Initial Term, HealthGate may renew this Agreement (subject to the termination provisions of Section 10) for up to two (2) additional 18 month periods, provided that HealthGate's option to extend the term shall be conditioned upon there being no material uncured defaults or breaches by HealthGate at the time of HealthGate's exercise of such option.

10.  TERMINATION.

     (a) Either party may terminate this Agreement without cause upon the last date of the Initial Term or any subsequent renewal term by giving written notice of termination


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          to the other party no later than ninety (90) days prior to the end of the Initial Term or of any subsequent one year term. Upon termination by either party, HealthGate may continue to use the Content produced during the term of this Agreement to fulfill any outstanding commitments, obligations, or contracts for a period no longer than 12 months after termination or expiration of this Agreement, subject to terms and conditions which shall be mutually agreed upon by the parties at the time.

     (b) In the event that any use of the Content by HealthGate is, in the opinion of the Society, injurious to the reputation or goodwill of NEJM, the Society may terminate this Agreement upon 30 days written notice to HealthGate, unless HealthGate shall remedy such use within the 30 day period or be undertaking actions to remedy such use to the satisfaction of the Society.

11.  INTELLECTUAL PROPERTY RIGHTS.

     (a) HEALTHGATE PROPERTY. HealthGate shall own and retain all right, title and interest in (i) the Software (as defined in Section 2), and (ii) the copyrights in the Software; and (iii) computer code written by HealthGate for the format, appearance and presentation of the Content (collectively, the "HealthGate Properties"), subject only to (x) the Society's right, title and interest in the Content (as defined in Section 1) contained therein and any derivative work based upon the content, (y) the Title and the Society's other trade names, trademarks and service marks and (z) any other information of the Society provided to HealthGate hereunder (collectively, "Society's Property").

     (b) SOCIETY'S PROPERTY. The Society shall own and retain all right, title and interest in the Society's Property. Any use of any trademark owned by the Society shall inure to the exclusive benefit of the Society. Upon expiration or termination of this Agreement, HealthGate shall discontinue use of the Society's Property except as provided for in
          Section 10 (a).

     (c) HEALTHGATE CONFIDENTIAL INFORMATION. The Society understands and acknowledges that the HealthGate Properties are subject to protection as copyrighted works of authorship of HealthGate or HealthGate's suppliers under the United States Copyright Act, and represent valuable confidential or proprietary information of HealthGate. Further, the Society understands and acknowledges that any confidential information pertaining, INTER ALIA, to HealthGate's customers, finances, internal operations and methods of compiling, manipulating, presenting and disseminating Software or information, which is disclosed to the Society (collectively, "HealthGate Confidential Information"), represent valuable confidential information of HealthGate entitled to protection as trade secrets. The Society shall keep


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          confidential, and shall protect from unauthorized disclosure by its employees and agents, the HealthGate Confidential Information and all copies or physical embodiments thereof in any media in its possession, and shall limit access to such HealthGate Confidential Information to those of its personnel who require such access in connection with the Society's use thereof as permitted by this Agreement. The Society shall secure and protect the HealthGate Confidential Information and any and all copies and other physical embodiments thereof in any media in its possession in a manner consistent with the steps taken by the Society to protect its own trade secrets. The Society shall take appropriate action by instruction or agreement with its employees who are permitted access to the HealthGate Confidential Information or any copy or other physical embodiment thereof in any media in its possession, to satisfy its obligations hereunder. Promptly upon discovery that any person has acquired possession, use or knowledge of any part of the HealthGate Confidential Information other than as authorized by this Agreement, the Society shall notify HealthGate of such fact and the surrounding circumstances. The obligations of this
          Section 11(c) shall survive any termination of this Agreement. The obligations of this Section 11(c) shall not apply to any information which (a) is generally known to the public, or becomes so known other than by reason of a breach by the Society of its obligations hereunder, (b) was known to the Society prior to its disclosure by HealthGate, or (c) is learned by the Society from a third party who is not in breach of an obligation of confidentiality in making such disclosure.

     (d) SOCIETY'S CONFIDENTIAL INFORMATION. HealthGate understands and acknowledges that any Society's Property contained in the Site, are subject to protection as copyrighted works of authorship of the Society, and represent valuable or proprietary confidential information of the Society. Further, HealthGate understands and acknowledges that the Society information pertaining, INTER ALIA, to the Society's subscribers, customers, finances, internal operations, sales practices and procedures which is disclosed to HealthGate (collectively, "Society's Confidential Information"), represent valuable confidential information of the Society entitled to protection as trade secrets. HealthGate shall keep confidential, and shall protect from unauthorized disclosure by its employees and agents, the Society's Confidential Information and all copies or physical embodiments thereof in its possession, and shall limit access to such Society's Confidential Information to those of its personnel and personnel of its consultants or agents who require such access in connection with HealthGate's use thereof as permitted by this Agreement. HealthGate shall secure and protect the Society's Confidential Information and any and all copies and other physical embodiments thereof in its possession in a


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          manner consistent with the maintenance of the Society's rights and interest therein. HealthGate shall take appropriate action by instruction or agreement with its employees, agents and consultants who are permitted access to the Society's Confidential Information or any copy or other physical embodiment thereof, to satisfy HealthGate's obligations hereunder. Promptly upon discovery that any person has acquired possession, use or knowledge of any part of the Society's Confidential Information other than as authorized by this Agreement, HealthGate shall notify the Society of such fact and the surrounding circumstances. The obligations of this Section 11(d) shall survive any termination of this Agreement. The obligations of this Section 11(d) shall not apply to any information which (a) is generally known to the public, or becomes so known other than by reason of a breach by HealthGate of its obligations hereunder, (b) was known to HealthGate prior to its disclosure by the Society, or (c) is learned by HealthGate from a third party who is not in breach of an obligation of confidentiality in making such disclosure.

     (e) PUBLIC AUTHORITY EXCEPTIONS. The parties' respective obligations under this Section 11 shall not apply where disclosure is required, directed or ordered by statute, regulation or a public authority, in legal or administrative proceedings, in connection with the sale of securities in the event of the filing of a Form S-1 Registration Statement or a similar statement for the sale of securities by HealthGate with the Securities Exchange Commission ("SEC") or any state authority or otherwise. Notwithstanding the foregoing, and so that the other party may timely present its objections to such disclosure, each party shall provide the other party with timely notice of a request, requirement or demand to disclose such information or matter which is either made by a public authority, directed to a public authority or required by the rules and regulations of statute, regulation or a public authority.

12.  REPRESENTATIONS AND WARRANTIES.

     (a) AUTHORITY. Each party hereby represents and warrants that it has the full right, power and authority to enter into and perform this Agreement, and this Agreement has been duly authorized, executed and delivered and constitutes the valid and binding obligation of such party enforceable in accordance with its terms.

     (b) HEALTHGATE. HealthGate hereby represents and warrants that: (i) it has, and will have throughout the term of this Agreement, all rights necessary to perform its obligations as set forth in this Agreement;
          (ii) the HealthGate Property licensed hereunder does not and will not infringe any trade name, trademark or copyright.


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     (c)  THE SOCIETY. The Society hereby represents and warrants that: (i) it has, and will have throughout the term of this Agreement, all right, title and interest in and to the Content and Society Properties, except for items that are in the public domain or that are obtained under valid licenses, (ii)) it has and will have the right to grant the license granted herein, (iii) the Society Content and Property do not and will not infringe any trade name, trademark or copyright, and
          (iv) there are no material suits, claims or proceedings currently pending or threatened against the Society based upon the Content and that the Society will promptly advise HealthGate of the pendency or threat of any such suits, claims or proceedings relating to the Content or the Site arising during the term of this Agreement.

13.  INDEMNIFICATION.

     (a) THE SOCIETY'S INDEMNIFICATION. The Society shall indemnify, defend and hold harmless HealthGate and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, damages and costs including, without limitation, reasonable attorneys' fees, that may at any time be incurred by any of them by reason of (i) any allegation, claim or suit threatened, made or brought against any of them related to any matter covered by the representations and warranties or set forth in Sections 12 (a) and 12 (c) above, (ii) any allegation, claim or suit threatened, made or brought against any of them that is based upon or arises from any actual or alleged error, inaccuracy or other defect in the Society's Content or Properties and
          (iii) any breach by the Society of any provision of this Agreement.

     (b) HEALTHGATE'S INDEMNIFICATION. HealthGate shall indemnify, defend and hold harmless each Society and its officers, employees, agents, affiliates and subsidiaries against and from all losses, expenses, damages and costs including, without limitation, reasonable attorney's fees, that may at any time be incurred by any of them by reason of any allegation, claim or suit threatened, made or brought against any of them related to (i) any matter covered by the representations and warranties set forth in Sections 12 (a) and 12 (b) above and (ii) any breach by HealthGate of any provision of this Agreement.

     (c) NOTICE; DEFENSE OF CLAIMS. Each party shall give prompt written notice to the other party of any claim for indemnification hereunder, specifying to the extent known the amount and nature of the claim, and any matter which in the opinion of such party is likely to give rise to an indemnification claim. The indemnifying party shall have the right to control the defense through


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          counsel of its choosing. The indemnified party shall have the right to the extent of its interests to participate on its own behalf and at its own expense in such matter or its settlement through counsel of its choosing.

14. EXCLUSION OF IMPLIED WARRANTIES AND LIMITATION OF LIABILITY. EXCEPT AS SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION TO THE OTHER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY OTHER INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.


15. ASSIGNMENT. Neither party may assign, sublicense or otherwise transfer in whole or in part, any of the party's rights or obligations under this Agreement without the written consent of the other party.

16.  MISCELLANEOUS.

     (a) PUBLICITY. HealthGate shall not distribute or publicly display or communicate the name or trademarks of the Society without the prior written approval of the Society, whose approval shall not be unreasonably withheld. The Society agrees to respond to any written request submitted by HealthGate regarding the use of the name or trademarks of the Society within ten (10) working days of the submission of a request; however any failure to respond to HealthGate shall not be deemed approval. Notwithstanding the foregoing, the Society hereby consents to the use of its name and trademarks, and the reference to this Agreement, and if appropriate, the filing of this Agreement, in connection with any filings made by HealthGate with the Securities and Exchange Commission and any other applicable state securities regulators concerning an initial or any other public offering of its securities.

     (b) RELATIONSHIP OF PARTIES. The relationship of the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture, or similar relationship or to subject the parties to any implied duties or obligations respecting the conduct of their affairs which are not expressly stated herein. Neither party shall have any right or authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of the other party, or to bind the other party in any matter or thing whatsoever.


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     (c)  NOTICES. Notices to either party under or relating to this Agreement shall be in writing to the address indicated on the first page of this Agreement, Attention: President, and shall be deemed effective when received, or on the second day following the date after depositing the notice with a reputable, overnight delivery service (such as FedEx or U.P.S.).

     (d) SEVERABILITY. The terms and conditions of this Agreement are severable. If any term or condition of this Agreement is deemed to be illegal or unenforceable under any rule of law, all other terms shall remain in force. Further, the term or condition which is held to be illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

     (e) ENTIRE AGREEMENT; MODIFICATIONS. The parties hereto agree that this Agreement represents the complete and exclusive statement of the Agreement between the parties, and supersedes all prior proposals and understandings, oral or written, relating to the subject matter of this Agreement. This Agreement may be amended only in writing executed by the parties hereto.

     (f) EFFECT OF WAIVER. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or of any other provision of this Agreement.

     (g) FORCE MAJEURE. Neither party shall be responsible for any delay nor failure in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to an act of God; an act of war; a riot; an epidemic, fire, flood or other disaster; an act of government; and a strike or lockout; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

     (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (i) VENUE. Except with respect to any dispute subject to arbitration in accordance with the provisions of Section 15 (j) below, each party hereto hereby irrevocably agrees that any legal action or proceeding arising out of this Agreement shall be brought only in the Superior Court of The Commonwealth of Massachusetts in and for Middlesex County or the United States District Court for the Eastern Division of the District of Massachusetts (or, if such court does not have subject matter jurisdiction over such dispute, in any other state or federal court located in the Commonwealth of


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          Massachusetts), preserving, however, all rights of removal to a federal court under 28 U.S.C. Section 1441. Each party hereto irrevocably waives any objection to the venue of the aforesaid courts in connection with any legal action or proceeding against it arising out of this Agreement. Each party hereto also agrees that any trial arising out of or in connection with a claim against it in connection with this Agreement shall be before the court and each party's right to a trial by jury is hereby waived. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, to its address as specified above.

     (j) ARBITRATION. Any question, dispute, disagreement, or difference of any kind whatsoever which may arise between the Society and HealthGate under, out of, or in connection with this Agreement, or the carrying out of the work hereunder (whether during the progress of the work or after its completion, and whether before or after the termination abandonment or breach of this Agreement) shall be tried to be settled amicably upon mutual consultation with good faith, and in failing so shall be submitted to arbitration in Boston, Massachusetts to a panel of one arbitrator under the rules of the American Arbitration Association.

     (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall take effect as an original, and all of which, together, shall evidence one and the same Agreement.

     (l) SECTION HEADINGS; EXHIBITS. The section, subsection and Schedule headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The Schedules referred to herein and attached hereto, or to be attached hereto, are incorporated herein to the same extent as if set forth in full herein.

     (m) NEUTRAL CONSTRUCTION. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).


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     (n)  CERTAIN TERMS.

          "Internet" means the world-wide network of computers commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol ("FTP"), Telnet access to local and remote computers, Usenet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers ("WAIS"), and World Wide Web access.

          "World Wide Web" or "Web" means all of the web pages that are accessible to a typical computer user with appropriate access to the Internet and a web browser.

     (q) EMPLOYEES. Neither HealthGate nor the Society shall hire or seek to engage the services of, nor offer to pay commissions, compensation or any other form of incentives to the employees or consultants of the other for any purpose whatsoever without the express written consent of the other party. This provision shall expire eighteen (18) months after the termination of this Agreement.

     (r) COOPERATION. Each party shall cooperate with the other party as is reasonably necessary to further the purposes of this Agreement and the other party's performance hereunder.


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


                                                        CONFIDENTIAL INFORMATION

Executed as of the date set forth above, as a document under seal, by the duly authorized representatives of the parties hereto.

HealthGate Data Corp.


By: /s/ Rick Lawson
    ---------------
        Rick Lawson
        VP, Content


Massachusetts Medical Society


By: /s/ Harry L. Greene, II
    -----------------------
Name: Harry L. Greene, II

Title: Executive Vice President


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